Exhibit 99.1

TIPTREE ANNOUNCES FOURTH QUARTER 2024 RESULTS
Greenwich, Connecticut - February 26, 2025 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three months and year ended December 31, 2024.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except per share information)	2024	2023	2024	2023
Total revenues	$503,599	$446,374	$2,042,854	$1,649,031
Net income (loss) attributable to common stockholders	$19,553	$6,871	$53,367	$13,951
Diluted earnings per share	$0.47	$0.15	$1.30	$0.33
Cash dividends paid per common share	$0.31	$0.05	$0.49	$0.20
Return on average equity	17.0%	6.8%	12.2%	3.4%

Non-GAAP: (1)
Adjusted net income	$27,234	$13,854	$100,060	$61,917
Adjusted return on average equity	23.7%	13.6%	22.9%	15.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

Fourth Quarter 2024 Summary

•Revenues of $503.6 million for the quarter, an increase of 12.8% from Q4'23, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues increased 13.0%.

•Net income of $19.6 million compared to a net income of $6.9 million in Q4'23, driven by growth in our insurance business and improvement in our mortgage operations.

•Adjusted net income of $27.2 million increased by 96.6% from $13.9 million in Q4'23, driven by growth in insurance revenues while maintaining a consistent combined ratio. Annualized adjusted return on average equity was 23.7% for the quarter, as compared to 13.6% in Q4'23.

•Declared a dividend of $0.06 per share to stockholders of record on March 10, 2025 with a payment date of March 17, 2025.

Year-to-date 2024 Summary

•Year-to-date revenues of $2.04 billion, an increase of 23.9% from 2023, driven by growth in specialty insurance lines, net investment income, investment gains, and mortgage revenues. Excluding investment gains and losses, revenues increased 22.4%.

•Net income of $53.4 million compared to net income of $14.0 million in 2023, driven by growth in our insurance business and improved mortgage operations.

•Adjusted net income of $100.1 million increased by 61.6% from $61.9 million in 2023. Adjusted return on average equity was 22.9% for the year, as compared to 15.2% in 2023.

Segment Financial Highlights - Fourth Quarter 2024

Insurance (The Fortegra Group):

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2024	2023	2024	2023
Gross written premiums and premium equivalents	$851,876	$724,124	$3,068,199	$2,747,854
Net written premiums	$365,631	$384,309	$1,438,952	$1,319,948
Total revenues	$483,998	$433,170	$1,973,709	$1,593,070
Income before taxes	$47,888	$44,232	$183,158	$129,816
Return on average equity	26.1%	36.9%	26.0%	25.7%
Combined ratio	89.5%	89.8%	90.0%	90.3%

Non-GAAP: (1)
Adjusted net income (before NCI)	$42,540	$32,604	$157,031	$115,705
Adjusted return on average equity	27.6%	30.9%	29.1%	29.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents of $851.9 million for the quarter, an increase of 17.6%, and $3.07 billion for the year, an increase of 11.7%, driven by growth in specialty E&S insurance lines.

•Net written premiums were $365.6 million for the quarter, a decrease of 4.9%, and $1.44 billion for the year, an increase of 9.0%. The increase for the year was consistent with the growth in gross written premiums and premium equivalents and increased retention on Fortegra’s whole account quota share reinsurance agreement. Net written premiums increased by 41.1% for the quarter, and 20.4% for the year, excluding the one-time assumption of premium from a book-roll transaction with one of Fortegra’s MGA partners in Q4'23.

•Revenues increased 11.7% for the quarter and 23.9% for the year driven by premium growth in specialty E&S and admitted lines. Excluding the impact of investment gains and losses, revenues increased by 13.2% for the quarter and 23.0% for the year.

•The combined ratio for the quarter was 89.5%, down 0.3 percentage points, reflecting the consistent underwriting performance and scalability of the Company’s operations. Year-to-date combined ratio was 90.0%, as compared to 90.3% in 2023. Included in the 2024 combined ratio was 2.6 percentage points related to net catastrophe losses as compared to 0.2 percentage points in 2023. The primary catastrophic events impacting 2024 were Hurricanes Helene and Milton.

•Income before taxes was $47.9 million for the quarter, an increase of 8.3%. Year-to-date income before taxes was $183.2 million, an increase of 41.1%. Annualized after-tax return on average equity for the year was 26.0%, compared to 25.7% in 2023.

•Adjusted net income for the quarter of $42.5 million, up 30.5% from Q4'23. Year-to-date adjusted net income of $157.0 million, up 35.7%. Annualized adjusted return on average equity for the year was 29.1%, compared to 29.2% in 2023.

•Fortegra’s total stockholders’ equity was $625.5 million as of December 31, 2024, compared to $452.6 million as of December 31, 2023, with the increase driven by net income and the aggregate capital contribution from Tiptree, Warburg and Fortegra directors of $40 million, partially offset by an increase in the accumulated other comprehensive loss position.

Tiptree Capital:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2024	2023	2024	2023
Total revenues	$19,601	$13,204	$69,146	$55,961
Income before taxes	$2,769	$(2,058)	$4,562	$(6,549)
Return on average equity	8.3%	(3.8)%	2.2%	(3.6)%

Non-GAAP: (1)
Adjusted net income	$(280)	$(407)	$1,820	$(159)
Adjusted return on average equity	(1.1)%	(0.9)%	1.3%	(0.1)%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital income before taxes was $2.8 million for the quarter, compared to a loss of $2.1 million in Q4'23, driven by improvement in our mortgage operations. For the year, income before taxes was $4.6 million, compared to a loss of $6.5 million in 2023, with the comparative improvement driven by improvement in our mortgage operations and a reduction of investment losses on Invesque.

•Mortgage income before taxes was $3.5 million for the quarter, as compared to a loss of $2.4 million in Q4'23, and an income of $4.7 million for the year, as compared to a loss of $3.3 million in 2023, driven by higher origination volumes and loan servicing fees, and unrealized gains on our mortgage servicing asset.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $8.5 million compared to $12.1 million in Q4'23 driven by a decline in incentive compensation accruals.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	December 31, 2024	December 31, 2023
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$1,107,929	$802,609
Loans, at fair value	81,330	69,556
Equity securities	108,620	68,308
Other investments	53,084	111,088
Total investments	1,350,963	1,051,561
Cash and cash equivalents	320,067	468,711
Restricted cash	96,197	23,850
Notes and accounts receivable, net	799,131	684,608
Reinsurance recoverable	992,883	953,886
Prepaid reinsurance premiums	1,046,253	900,524
Deferred acquisition costs	565,872	565,746
Goodwill	206,706	206,155
Intangible assets, net	102,859	118,757
Other assets	213,858	165,515
Total assets	$5,694,789	$5,139,313

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$427,089	$402,411
Unearned premiums	1,766,068	1,695,058
Policy liabilities and unpaid claims	1,298,081	844,848
Deferred revenue	695,772	673,085
Reinsurance payable	443,083	543,602
Other liabilities and accrued expenses	407,925	403,744
Total liabilities	$5,038,018	$4,562,748

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,255,838 and 36,756,187 shares issued and outstanding, respectively	37	37
Additional paid-in capital	389,693	382,239
Accumulated other comprehensive income (loss), net of tax	(27,750)	(26,073)
Retained earnings	95,718	60,663
Total Tiptree Inc. stockholders’ equity	457,698	416,866
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	121,394	82,020
Total non-controlling interests	199,073	159,699
Total stockholders’ equity	656,771	576,565
Total liabilities and stockholders’ equity	$5,694,789	$5,139,313

Tiptree Inc.
Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Earned premiums, net	$366,657	$301,416	$1,471,930	$1,127,834
Service and administrative fees	93,497	105,678	405,193	395,969
Ceding commissions	3,859	4,154	15,384	14,915
Net investment income	10,726	7,061	32,976	26,674
Net realized and unrealized gains (losses)	14,051	12,277	50,569	24,736
Other revenue	14,809	15,788	66,802	58,903
Total revenues	503,599	446,374	2,042,854	1,649,031
Expenses:
Policy and contract benefits	196,126	158,419	841,207	601,794
Commission expense	164,587	160,140	648,819	603,033
Employee compensation and benefits	52,917	48,231	204,355	179,075
Interest expense	8,329	7,467	32,248	27,692
Depreciation and amortization	5,399	5,991	21,653	23,466
Other expenses	34,046	36,061	145,253	130,918
Total expenses	461,404	416,309	1,893,535	1,565,978
Income (loss) before taxes	42,195	30,065	149,319	83,053
Less: provision (benefit) for income taxes	12,853	13,937	61,652	43,056
Net income (loss)	29,342	16,128	87,667	39,997
Less: net income (loss) attributable to non-controlling interests	9,789	9,257	34,300	26,046
Net income (loss) attributable to common stockholders	$19,553	$6,871	$53,367	$13,951

Net income (loss) per common share:
Basic earnings per share	$0.52	$0.19	$1.44	$0.38
Diluted earnings per share	$0.47	$0.15	$1.30	$0.33

Weighted average number of common shares:
Basic	37,189,433	36,755,768	36,872,706	36,693,204
Diluted	38,357,109	37,744,257	37,926,792	37,619,095

Dividends declared per common share	$0.31	$0.05	$0.49	$0.20

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended December 31, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$47,888	$3,533	$(764)	$(8,463)	$42,194
Less: Income tax (benefit) expense	(7,656)	(847)	164	(4,514)	(12,853)
Less: Net realized and unrealized gains (losses) (1)	(914)	(3,139)	179	—	(3,874)
Plus: Intangibles amortization (2)	3,856	—	—	—	3,856
Plus: Stock-based compensation expense	2,999	—	—	1,492	4,491
Plus: Non-recurring expenses (3)	—	—	—	—	—
Plus: Non-cash fair value adjustments (4)	1,418	—	—	—	1,418
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	6,766	6,766
Less: Tax on adjustments (6)	(5,051)	753	(159)	(1,416)	(5,873)
Adjusted net income (before NCI)	$42,540	$300	$(580)	$(6,135)	$36,125
Less: Impact of non-controlling interests	(8,891)	—	—	—	(8,891)
Adjusted net income	$33,649	$300	$(580)	$(6,135)	$27,234

Adjusted net income (before NCI)	$42,540	$300	$(580)	$(6,135)	$36,125
Average stockholders’ equity	$615,922	$54,586	$46,299	$(60,322)	$656,485
Adjusted return on average equity (7)	27.6%	2.2%	(5.0)%	NM%	22.0%

	Three Months Ended December 31, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$44,232	$(2,391)	$333	$(12,109)	$30,065
Less: Income tax (benefit) expense	(5,288)	606	(266)	(8,989)	(13,937)
Less: Net realized and unrealized gains (losses) (1)	(6,395)	2,794	(596)	—	(4,197)
Plus: Intangibles amortization (2)	4,252	—	—	—	4,252
Plus: Stock-based compensation expense	780	—	—	1,219	1,999
Plus: Non-recurring expenses (3)	348	—	—	—	348
Plus: Non-cash fair value adjustments (4)	842	—	—	—	842
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	8,891	8,891
Less: Tax on adjustments (6)	(6,167)	(702)	(185)	(671)	(7,725)
Adjusted net income (before NCI)	$32,604	$307	$(714)	$(11,659)	$20,538
Less: Impact of non-controlling interests	(6,684)	—	—	—	(6,684)
Adjusted net income	$25,920	$307	$(714)	$(11,659)	$13,854

Adjusted net income (before NCI)	$32,604	$307	$(714)	$(11,659)	$20,538
Average stockholders’ equity	$422,327	$53,188	$128,827	$(44,272)	$560,070
Adjusted return on average equity (7)	30.9%	2.3%	(2.2)%	NM%	14.7%

	Year Ended December 31, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$183,158	$4,725	$(163)	$(38,401)	$149,319
Less: Income tax (benefit) expense	(43,260)	(1,091)	(540)	(16,761)	(61,652)
Less: Net realized and unrealized gains (losses) (1)	(8,496)	(2,711)	905	—	(10,302)
Plus: Intangibles amortization (2)	15,413	—	—	—	15,413
Plus: Stock-based compensation expense	8,998	—	—	8,682	17,680
Plus: Non-recurring expenses (3)	3,455	—	—	—	3,455
Plus: Non-cash fair value adjustments (4)	7,436	—	—	—	7,436
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	23,495	23,495
Less: Tax on adjustments (6)	(9,673)	608	87	(3,168)	(12,146)
Adjusted net income (before NCI)	$157,031	$1,531	$289	$(26,153)	$132,698
Less: Impact of non-controlling interests	(32,638)	—	—	—	(32,638)
Adjusted net income	$124,393	$1,531	$289	$(26,153)	$100,060

Adjusted net income (before NCI)	$157,031	$1,531	$289	$(26,153)	$132,698
Average stockholders’ equity	$539,049	$54,113	$80,856	$(57,350)	$616,668
Adjusted return on average equity (7)	29.1%	2.8%	0.4%	NM%	21.5%

	Year Ended December 31, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$129,816	$(3,285)	$(3,264)	$(40,214)	$83,053
Less: Income tax (benefit) expense	(28,224)	837	153	(15,822)	(43,056)
Less: Net realized and unrealized gains (losses) (1)	4,207	1,861	5,289	—	11,357
Plus: Intangibles amortization (2)	16,919	—	—	—	16,919
Plus: Stock-based compensation expense	2,018	—	—	6,251	8,269
Plus: Non-recurring expenses (3)	2,824	—	—	—	2,824
Plus: Non-cash fair value adjustments (4)	(1,769)	—	—	—	(1,769)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	19,101	19,101
Less: Tax on adjustments (6)	(10,086)	(495)	(1,255)	797	(11,039)
Adjusted net income (before NCI)	$115,705	$(1,082)	$923	$(29,887)	$85,659
Less: Impact of non-controlling interests	(23,742)	—	—	—	(23,742)
Adjusted net income	$91,963	$(1,082)	$923	$(29,887)	$61,917

Adjusted net income (before NCI)	$115,705	$(1,082)	$923	$(29,887)	$85,659
Average stockholders’ equity	$395,661	$53,520	$100,325	$5,564	$555,070
Adjusted return on average equity (7)	29.2%	(2.0)%	0.9%	NM%	15.4%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended December 31, 2024.
(3)
For the three months and year ended December 31, 2024 and 2023, included in other expenses were expenses related to legal and other expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024 and acquisitions of services businesses in 2023.

(4)
For the three months and year ended December 31, 2024 and 2023, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income.

(5)
For the three months and year ended December 31, 2024 and 2023, included in the adjustment is an add-back of $6.8 million and $23.5 million, respectively, and $8.9 million and $19.1 million, respectively, related to deferred tax expense from the WP Transaction.

(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity after non-controlling interests was 23.7% and 13.6% for the three months ended December 31, 2024 and 2023, respectively, based on $27.2 million and $13.9 million of Adjusted net income over $459.8 million and $406.5 million of average Tiptree Inc. stockholders’ equity. Total Adjusted return on average equity after non-controlling interests was 22.9% and 15.2% for the year ended December 31, 2024 and 2023, respectively, based on $100.1 million and $61.9 million of Adjusted net income over $437.3 million and $407.1 million of average Tiptree Inc. stockholders’ equity.